UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2013

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-05805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 8, 2013, JPMorgan Chase & Co. (the “Company”) issued a press release announcing the redemption on May 8, 2013 of all of the issued and outstanding trust preferred capital securities of each of the trusts listed in the press release (the “Trust Preferred Securities”) pursuant to the optional redemption provisions provided in the documents governing such Trust Preferred Securities. Under applicable regulatory capital guidelines issued by the Federal Reserve, upon notice of redemption, the Trust Preferred Securities will no longer qualify as Tier 1 capital for the Company. The Federal Reserve approved the Company’s authority to effect these redemptions as part of the capital actions submitted by the Company to the Federal Reserve under the Federal Reserve’s Comprehensive Capital Analysis and Review. The redemptions will be funded with available cash.

A copy of the press release referenced above is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	JPMorgan Chase & Co. press release, dated April 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ Anthony J. Horan
	Name:	Anthony J. Horan
	Title:	Corporate Secretary

Dated: April 9, 2013